Exhibit 10.3

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of [•], 2021 (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), is entered into by and between Gefen Landa Acquisition Corp., a Cayman Islands exempted company (the “Company”), and the undersigned (each a “Purchaser”, and collectively, the “Purchasers”).

WHEREAS:

The Company intends to consummate an initial public offering (the “Public Offering”) of the Company’s units (the “Units”), each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, an “Ordinary Share”), and one-third of one redeemable warrant; and

Each whole warrant entitles the holder to purchase from the Company one Ordinary Share at an exercise price of $11.50 per Ordinary Share; and the Purchasers have agreed to purchase, at a price of $1.50 per warrant, an aggregate of 4,666,667 warrants (or up to 5,166,667 warrants depending on the extent to which the underwriters in the Public Offering exercise their over-allotment option to purchase additional Units as part of the Public Offering in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Ordinary Share at an exercise price of $11.50 per Ordinary Share, in such amounts as described on Exhibit A hereto.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A. Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchasers.

B. Purchase and Sale of the Private Placement Warrants.

(i) On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by each Purchaser and the Company (the “Initial Closing Date”), the Company shall issue and sell to each Purchaser, and the Purchasers shall purchase from the Company, 4,666,667 Private Placement Warrants at a price of $1.50 per warrant for an aggregate purchase price of $7,000,000.00 (the “Purchase Price”) (in such amounts as described on Exhibit A hereto), which shall be paid by wire transfer of immediately available funds to the Company at least one day prior to the Initial Closing Date in accordance with the Company’s wiring instructions or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) maintained by American Stock Transfer & Trust Company, LLC, acting as trustee, on the Initial Closing Date. On the Initial Closing Date, following the payment by the Purchasers of the Purchase Price by wire transfer of immediately available funds to the Trust Account, the Company shall effect the delivery of the Private Placement Warrants in book-entry form.

(ii) On the date of any closing of the over-allotment option, if any, in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (each such date, an “Over-allotment Closing Date,” and each Over-allotment Closing Date (if any) and the Initial Closing Date being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, up to an aggregate of 500,000 Private Placement Warrants (the “Additional Private Placement Warrants”), in the same proportion as the amount of the option that is then so exercised, at a price of $1.50 per warrant for an aggregate purchase price of up to $750,000 (if the over-allotment option in connection with the Public Offering is exercised in full) (the “Over-allotment Purchase Price”) (in such amounts as described on Exhibit A hereto), which shall be paid by wire transfer or by such other method as may be reasonably acceptable to the Company of immediately available funds to the Trust Account at least one day prior to such Over-allotment Closing Date in accordance with the Company’s wiring instructions. On the Over-allotment Closing Date, following the payment by the Purchasers of the Over-allotment Purchase Price by wire transfer or by such other method as may be reasonably acceptable to the Company of immediately available funds to the Trust Account, the Company, at its option, shall effect the delivery of the Additional Private Placement Warrants in book-entry form.

C. Terms of the Private Placement Warrants.

(i) Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (a “Warrant Agreement”) and shall be subject to the terms of a letter agreement to be entered into by the Company, the Purchasers and the other parties thereto in connection with the Public Offering.

(ii) At the time of, or prior to, the closing of the Public Offering, the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Private Placement Warrants and the Ordinary Shares underlying the Private Placement Warrants.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive each Closing Date) that:

A. Organization and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of each Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of each Closing Date.

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Ordinary Shares upon exercise of the Private Placement Warrants and the fulfillment, of and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the amended and restated memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, and registration in the register of members of the Company, the terms hereof and the Warrant Agreement, the Ordinary Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Warrants, the Ordinary Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement and the Memorandum and Articles of Association, and upon registration in the Company’s register of members, the Purchasers will have good title to the Private Placement Warrants and the Ordinary Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchasers.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E. Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 3. Representations and Warranties of The Purchasers. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchasers, the Purchasers hereby represent and warrant to the Company (which representations and warranties shall survive each Closing Date) that:

A. Organization and Requisite Authority. The Purchasers possess all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchasers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery and performance by the Purchasers of this Agreement and the fulfillment of and compliance with the terms hereof and transaction contemplated hereunder by the Purchasers do not and shall not as of each Closing Date conflict with or result in a breach by the Purchasers of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchasers are subject.

C. Investment Representations.

(i) The Purchasers are acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Ordinary Shares issuable upon such exercise (collectively, the “Securities”), for the Purchasers’ own accounts, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Each Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and each Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchasers understand that the Securities are being offered and will be sold to them in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchasers’ compliance with, the representations and warranties of the Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchasers to acquire such Securities.

(iv) The Purchasers did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(v) The Purchasers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchasers. The Purchasers have been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchasers understand that their investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchasers understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchasers nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchasers understand that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) in a registered transaction or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchasers understand that the Securities and Exchange Commission (the “SEC”) has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act. While the Purchasers understand that Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, the Purchasers understand that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve (12) months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one (1) year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(viii) The Purchasers have such knowledge and experience in financial and business matters, know of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, are capable of evaluating the merits and risks of an investment in the Securities and are able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchasers have adequate means of providing for their current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchasers can afford a complete loss of their investments in the Securities.

(ix) The Purchasers understand that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement.

Section 4. Conditions of the Purchasers’ Obligations. The obligations of the Purchasers to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Purchasers.

E. Corporate Consents. The Company shall have obtained the consent of its board of directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchasers on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6. Termination. This Agreement may be terminated at any time after [•], 2021 upon the election by either the Company or the Purchasers upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the registration statement on Form S-1 the Company has filed with the SEC, under the Securities Act.

Section 9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to their affiliates thereof (including, without limitation, one or more of their members). Any transfer or assignment made other than as provided in this Section 9(A) shall be null and void.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which needs to contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted via facsimile or e-mail in a “pdf” format data file shall be valid and effective to bind the party so signing with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law; Waiver of Jury Trial. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court; provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any New York state court. The parties hereby irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

G. Waiver of Claims Against Trust Account. The Purchasers agree not to seek recourse against the Trust Account for any reason whatsoever in connection with their purchase of the Private Placement Warrants or any claim that may arise now or in the future, provided that nothing herein shall preclude the Purchasers from making any claim or seeking recourse against the Company’s funds held outside of the Trust Account.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:
GEFEN LANDA ACQUISITION CORP.

By:
Name: Elan Sigal
Title: Chief Financial Officer

PURCHASER:
GEFEN LANDA HOLDINGS GP LLC for itself and as general partner of GEFEN LANDA HOLDINGS LP

By:
Name: Sheldon I. Stein
Title: Manager

PURCHASER:
DBW HOLDINGS SPONSOR LP

By:
Name:
Title:

PURCHASER:
LANDA VISION PARTNERS LP

By:
Name:
Title:

[Signature Page to Private Placement Warrants Purchase Agreement]

Exhibit A

Name	Number of Private Placement Warrants (No Exercise of Over-allotment Option)	Purchase Price (No Exercise of Over-allotment Option)	Number of Private Placement Warrants (Exercise of Over- allotment Option in Full)	Purchase Price (Exercise of Over- allotment Option in Full)
Gefen Landa Holdings LP	1,733,333	$2,600,000	1,900,001	$2,850,000
DBW Holdings Sponsor LP	1,466,667	$2,200,000	1,633,333	$2,450,000
Landa Vision Partners LP	1,466,667	$2,200,000	1,633,333	$2,450,000
Total	4,666,667	$7,000,000	5,166,667	$7,750,000